EXHIBIT 99.1

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports Record Revenues
For Fourth Quarter and Fiscal 2006
$19.3 Million of Revenue, $3.8 Million Operating Income,
$2.3 Million Net Income and $0.04 Basic and Diluted EPS for Fourth Quarter 2006
SCOTTSDALE, Ariz., February 21, 2007 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices today reported financial results for the fourth quarter of 2006 and the year ended December 31, 2006.
For the fourth quarter of 2006 revenues were $19.3 million, the highest quarterly revenue in the Company’s history and a 53% increase over the same quarter of the prior year. Income from operations for the fourth quarter was $3.8 million an 874% increase compared with $0.4 million in the prior year period. Net income and basic and diluted earnings per share for the fourth quarter of 2006 were $2.3 million and $0.04, respectively. Business also improved sequentially as revenues in the fourth quarter of 2006 increased by $1.0 million over the third quarter of 2006.
Revenue for 2006 was a record $67.7 million, compared to revenue of $47.7 million in 2005, an increase of 42%. Due to the previously announced shareholder litigation settlement expenses of $17.65 million recorded in the second quarter of 2006, the Company recorded a net loss from operations for 2006 of $6.9 million. The net loss and basic and diluted loss per share for 2006 were $4.1 million and $0.07, respectively. In 2006, the Company increased its total cash, cash equivalents and investments balance by $3.9 million to $47.8 million at December 31, 2006 despite making the initial payment of $7.9 million as part of the settlement of the shareholder lawsuits and repurchasing $2.2 million of its own stock. The Company expects to make the final litigation settlement payment of $8.0 million in cash late in the first quarter of 2007 pending final court approval of the settlement.
Significant events in the fourth quarter of 2006 include:

1.	Seven more product liability suits were dismissed during the quarter representing a total of thirty wrongful death or injury lawsuits that have been dismissed, or judgment entered in favor of the Company since 2004. The dismissals in the fourth quarter included the Alvarado litigation which was the first in-custody death trial for TASER International. This central Los Angeles jury verdict was an important win for both TASER International as well as the City of Los Angeles Police Department. Statistics from current customers show that TASER® Electronic Control Devices (ECDs) significantly reduce use of force claims and litigation. As such, TASER believes the jury verdict in the Alvarado case is an important indication that juries are seeing the life-saving benefits of law enforcement using TASER technology in the dangerous situations they face every day.

2.	The Company saw continued growth of TASER deployments in France with $1.6 million in orders received in fourth quarter.

3.	The National Board of Directors of the League of United Latin American Citizens (LULAC) unanimously passed a motion stating that LULAC should continue to work with TASER International to establish best practice guidelines for the proper use of TASER systems. The Company’s outreach and education campaigns to key public interest groups have helped to build support for our technology.

4.	The National League of Cities approved a resolution from the league’s public safety committee encouraging the federal government to provide adequate funding to local governments for the purchase of state-of-the-art non-lethal technologies such as ECDs and for the development and promulgation of policies governing appropriate training, use, and placement of ECDs in the local use of force continuum.

5.	The Company announced the new TASER Remote Area Denial (T-RAD) concept along with a networking solution concept, the TASERNETTM system, which may open a whole new market space for area denial and military applications as early as 2008.
“I am extremely proud of the efforts of everyone at TASER International in 2006. Through perseverance, hard work and dedication, we not only overcame the considerable challenges of 2005, but delivered 42% year over year top-line revenue growth to achieve both a record revenue year and record revenue quarter,” commented Rick Smith, Chief Executive Officer of TASER International, Inc.

“In 2006, we improved our core business operations, furthered our industry leading research and development programs resulting in an additional 21 U.S. and 26 International Patents filed in 2006, and enhanced our position as a market leader in accountability for non-lethal technology with the launch of the TASER CAMTM system. We feel we are positioned to continue the growth of our business into 2007 building upon our core law enforcement markets with the introduction of new products such as the TASER C2 personal protector and the wireless eXtended Range Electronic Projectile or XREP system,” concluded Smith.
The TASER C2 personal protector is expected to ship in the second quarter of 2007 and the XREP is expected to transition into production later in 2007.
The Company hosts its fourth quarter 2006 earnings conference call on Wednesday, February 21, 2007 at 10:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-866-362-4820 or 1-617-597-5345 for international callers. The pass code is 84376303 for both numbers.
About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) the timing and outcome of the final court approval of the shareholder litigation settlement and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002. Visit the company’s web-site at www.TASER.com for facts and videos.
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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	December 31, 2006	December 31, 2005
Net Sales	$19,287,548	$12,607,749

Cost of Products Sold:
Direct manufacturing expense	5,437,873	3,275,149
Indirect manufacturing expense (including stock-based compensation expense of $35,121 and $0, respectively)	1,647,912	1,231,270

Total Cost of Products Sold	7,085,785	4,506,419

Gross Margin	12,201,763	8,101,330

Sales, general and administrative expenses (including stock-based compensation of $113,077 and $0, respectively)	7,698,008	7,240,943
Research and development expenses (including stock-based compensation of $42,307 and $0, respectively)	704,744	470,455

Income from Operations	3,799,011	389,932

Interest income	599,008	375,570
Interest expense	(1,631)	(4,105)
Other income (expense), net	(253)	(36)

Income before provision for income taxes	4,396,135	761,361
Provision for income taxes	2,079,107	582,235

Net Income	$2,317,028	$179,126

Income per common and common equivalent shares
Basic	$0.04	$0.00
Diluted	$0.04	$0.00

Weighted average number of common and common equivalent shares outstanding
Basic	61,928,730	61,419,984
Diluted	64,752,109	63,222,162

TASER International, Inc.
Statements of Income
(Unaudited)

	For the Year Ended
	December 31, 2006	December 31, 2005
Net Sales	$67,717,851	$47,694,181

Cost of Products Sold:
Direct manufacturing expense	18,296,039	12,843,816
Indirect manufacturing expense (including stock-based compensation expense of $131,086 and $0, respectively)	6,242,751	5,252,470

Total Cost of Products Sold	24,538,790	18,096,286

Gross Margin	43,179,061	29,597,895

Sales, general and administrative expenses (including stock-based compensation of $808,341 and $0, respectively)	29,680,764	26,483,485
Research and development expenses (including stock-based compensation of $199,418 and $0, respectively)	2,704,521	1,574,048
Litigation settlement expenses	17,650,000	—

Income (Loss) from Operations	(6,856,224)	1,540,362

Interest income	1,880,407	1,229,044
Interest expense	(7,281)	(4,208)
Other income (expense), net	(481)	(59,772)

Income (loss) before provision for income taxes	(4,983,579)	2,705,426
Provision (credit) for income taxes	(895,900)	1,648,910

Net Income (Loss)	$(4,087,679)	$1,056,516

Income (loss) per common and common equivalent shares
Basic	$(0.07)	$0.02
Diluted	$(0.07)	$0.02

Weighted average number of common and common equivalent shares outstanding
Basic	61,984,240	61,303,939
Diluted	61,984,240	63,556,246

TASER International, Inc.
Balance Sheets
(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS

Current Assets
Cash and cash equivalents	$18,773,685	$16,351,909
Short-term investments	3,557,289	—
Accounts receivable, net	10,068,049	5,422,027
Inventory	9,257,746	10,105,336
Prepaids and other assets	2,161,971	2,795,576
Insurance settlement proceeds receivable	—	575,000
Income tax receivable	2,031	44,454
Current deferred income tax asset	12,295,493	6,955,500

Total Current Assets	56,116,264	42,249,802
Long-term investments	25,477,574	27,548,120
Property and equipment, net	20,842,632	21,061,754
Deferred income tax asset	15,868,719	20,040,788
Intangible assets, net	1,532,500	1,340,783

Total Assets	$119,837,689	$112,241,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of capital lease obligations	$45,214	$43,111
Accounts payable and accrued liabilities	6,789,474	6,315,654
Current deferred revenue	1,037,441	561,165
Deferred insurance settlement proceeds	509,067	476,515
Customer deposits	171,492	190,256
Litigation settlement liabilities	9,750,000	—

Total Current Liabilities	18,302,688	7,586,701
Capital lease obligations, net of current portion	30,974	76,188
Deferred revenue, net of current portion	1,975,489	839,983
Other liabilities	199,999	—

Total Liabilities	20,509,150	8,502,872

Commitments and Contingencies	—	—

Stockholders’ Equity
Common stock	619	619
Additional paid-in capital	80,629,659	78,742,862
Treasury stock	(2,208,954)	—
Retained earnings	20,907,215	24,994,894

Total Stockholders’ Equity	99,328,539	103,738,375

Total Liabilities and Stockholders’ Equity	$119,837,689	$112,241,247

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Year Ended
	December 31, 2006	December 31, 2005
Net income (loss)	$(4,087,679)	$1,056,516
Depreciation and amortization	2,096,596	1,712,738
Stock-based compensation expense	1,138,845	—
Net cash provided by operating activities	7,481,823	1,067,704
Net cash used by investing activities	(3,555,934)	(191,114)
Net cash provided (used) by financing activities	(1,504,113)	718,160
Cash and Cash Equivalents, end of period	$18,773,685	$16,351,909
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